CROSSMANN COMMUNITIES, INC.
     EMPLOYEE STOCK OPTION PLAN

     (as amended to reflect increase of shares available thereunder)

     Crossmann Communities, Inc. (the "Company") sets forth the following terms of this Crossmann Communities, Inc. Employee Stock Option Plan (hereinafter referred to as the "Plan"):

     1. PURPOSE. The Plan is intended to advance the interests of the Company by providing key employees of the Company or of any "subsidiary corporation" of the Company, as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), or the corresponding provisions of any subsequently enacted tax statutes, with an opportunity to acquire or increase a proprietary interest in the Company, which thereby will create a stronger incentive to expend maximum effort for the growth and success of the Company and its subsidiaries, and will encourage such individuals to remain in the employ or service of the Company or of one or more of its subsidiaries. The Company and all such subsidiary corporations are hereinafter collectively referenced from time to time as the "Employer." Each stock option granted under the Plan is intended to be an "incentive stock option," as defined in Code Section 422 or the corresponding provisions of any subsequently enacted tax statutes, and any provision of the Plan which does not comply with the requirements of Code Section 422 shall be inoperative; provided, however, than an option is not intended to be an incentive stock option to the extent that (i) any such option would exceed the limitations set forth in Section 5, and (ii) any such option is specifically designated as not being an incentive stock option.

     2.     ADMINISTRATION.

          a. COMMITTEE. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (hereinafter referred to as the "Committee").

          b. POWER AND AUTHORITY. The Committee shall have the full power and authority to take all actions and make all determinations required or provided for under the Plan, any option agreement, or any option granted under the Plan; to interpret and construe the provisions of the Plan, any option agreement, or any option granted under the Plan, which interpretation or construction shall be final, conclusive, and binding on the Company, the Employer, and the optionee; and to take any and all other actions and make any and all other determinations not inconsistent with the specific terms and provisions of the Plan which the Committee deems necessary or appropriate in the administration of the Plan. The Committee may from time to time prescribe, amend, and rescind rules and regulations applicable to the Plan.

          c. ACTIONS AND DETERMINATIONS. The Committee may take action and make determinations in the manner prescribed by the Board of Directors of the Company, provided such action is permitted by the Articles of Incorporation and Bylaws of the Company, the Indiana Business Corporation Law, as amended, and all other applicable laws. A majority of the Committee shall constitute a quorum for purposes of any action or determination by the Committee. All actions and determinations of the Committee shall be made by an affirmative vote by not less than a majority of its members.

          d. NO LIABILITY. No member of the Committee shall be liable for any action or determination made by the Committee or by such member in good faith.

     3.     ELIGIBILITY

          a. KEY EMPLOYEES. Only those persons who are key employees of the Employer shall be eligible to participate in the Plan. The Committee shall determine from time to time the particular employees of the Employer who are "key employees" of the Employer and who shall be eligible to participate in the Plan, and the terms and extent of their participation in the Plan.

          b. 10% SHAREHOLDERS. No option shall be granted under the Plan to any key employee of the Employer who, at the time such option is granted, owns shares possessing more than 10% of the total combined voting power of all classes of shares of the Company or of any parent corporation of the Company (as defined in Code Section 424(e)) or subsidiary corporation of the Company (such employee being hereinafter referred to as "10% Shareholder"), except as expressly provided below. In determining whether the percentage limitations of this Section 3(b) are met, an employee shall be considered as owning any shares owned, directly or indirectly, by or for his or her brothers or sisters (whether by the whole or half blood), spouse, ancestors, lineal descendants, or by reason of any other relationships as contemplated by Code Section 422(b)(6). For purposes of this Section 3(b), shares owned, directly or indirectly, by or for a corporation, partnership, estate, or trust shall be considered as being owned proportionately by or for its shareholders, partners, or beneficiaries. The percentage limitations of this Section 3(b) shall not apply, however, if at the time such option is granted the option price is at least 110% of the fair market value of the shares subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.

     4. SHARES. The shares subject to the options and other provisions of the Plan shall be shares of the Company's authorized but unissued, or reacquired, Common Shares (the "Common Shares"). The total number of Common Shares with respect to which options may be granted shall not exceed in the aggregate 600,000 Common Shares, except as such number of Common Shares shall be adjusted in accordance with the provisions set forth in Section 6(g). In the event any outstanding option under the Plan expires or is terminated in whole or in part for any reason prior to the end of the period during which options may be granted, the Common Shares allocable to the unexercisable portion of such option may again be subject to an option granted under the Plan. During the period that any options granted under the Plan are outstanding, the Company shall reserve and keep available such number of Common Shares as will be sufficient to satisfy all outstanding, unexercised options.

     5. MAXIMUM EXERCISE. The aggregate fair market value (determined at the time the option is granted) of the Common Shares with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year (under all such plans of the Company and its parent and subsidiary corporations within the meaning of Code Section 422(d)) shall not exceed $100,000. In the event the fair market value of the Common Shares subject to such options exceeds $100,000, the options in excess of such amount shall be deemed to be nonstatutory stock options, and the character of all relevant options shall be determined by taking options into account in the order in which they were granted.

     6. TERMS AND CONDITIONS OF OPTIONS. Subject to the terms and conditions set forth in the Plan, the Committee may grant options to any eligible individuals upon such terms and conditions as the Committee shall determine. The date on which the Committee approves the grant of an option shall be considered the date on which such option is granted. Options granted pursuant to the Plan shall be evidenced by option agreements in such form consistent with the Plan as the Committee shall prescribe from time to time. Option agreements covering options granted from time to time or at the same time need not contain similar provisions so long as all such option agreements are consistent with the Plan. Such option agreements shall state whether the options issued thereunder are incentive stock options or non-statutory stock options, and shall comply with and be subject to the following terms and conditions:

          a.     MEDIUM AND TIME OF PAYMENT

               i. In General. An option may be exercised by delivery of payment of the purchase price of the Common Shares subject to an option accompanied by a properly executed written notice of exercise and subscription agreement in such form as prescribed by the Committee. The notice of exercise shall specify the number of Common Shares with respect to which the option is being exercised. The Committee may prescribe in the option agreement a minimum number of Common Shares with respect to which an option may be exercised, in whole or in part. Except as provided in Section 6(a)(ii), payment in full of the purchase price of the Common Shares for which the option is being exercised shall be made either (i) in cash or in cash equivalents; (ii) through the tender to the Company of Common Shares or the withholding of Common Shares subject to the option, which Common Shares shall be valued, for purposes of determining the extent to which the purchase price has been paid, at their fair market value on the date of exercise as determined under Section 6(c); or (iii) by a combination of the methods prescribed in (i) and (ii); provided, however, that the Committee may in its discretion impose and set forth in the option agreement pertaining to an option such limitations or prohibitions on the use of Common Shares to exercise options as it deems appropriate. Any attempt to exercise an option granted under the Plan other than as set forth in this Section 6(a) shall be invalid and of no force and effect.

               ii. Use of Brokers. The Committee may provide, by inclusion of appropriate language in an option agreement, that payment in full of the purchase price need not accompany the written notice of exercise and subscription agreement provided the notice of exercise and subscription agreement directs that the certificate or certificates for such Common Shares for which the option is exercised be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the option and, at the time such certificate or certificates are delivered, the broker tenders to the Company cash or cash equivalents acceptable to the Company equal to the purchase price for such Common Shares purchased pursuant to the exercise of the option plus the amount (if any) of federal and other taxes which the Company may, in its sole judgment, be required to withhold with respect to the exercise of the option.

               iii. Issuance of Certificates. Promptly after the exercise of an option and the payment in full of the purchase price of the Common Shares subject to the option, the individual exercising the option shall be entitled to the issuance of a certificate or certificates evidencing ownership of such Common Shares. The Company may issue separate certificates for any Common Shares purchased pursuant to the exercise of an option which is an incentive stock option and for Common Shares purchased pursuant to the exercise of an option which is not an incentive stock option.

          b. NUMBER OF SHARES. The option agreement shall state the total number of Common Shares which may be purchased pursuant to the option agreement.

          c. OPTION PRICE. The purchase price of each Common Share subject to an option shall be fixed by the Committee at an amount per Common Share not less than the fair market value per Common Share on the date of grant of the option. In the case of options granted to an employee of the Employer who is a 10% Shareholder, the purchase price of each Common Share subject to an option shall be an amount per Common Share not less than 110% of the fair market value per Common Share on the date of grant of the option.
The fair market value of the Common Shares subject to an option shall be determined by the Committee in good faith in accordance with such procedures as the Committee shall prescribe from time to time. The Committee shall consider those factors which the Committee reasonably believes to be relevant in determining the fair market value of the Common Shares. The option agreement shall state the purchase price of the Common Shares subject to the option.

          d. TERM OF OPTIONS. Each option granted under the Plan shall expire within the period prescribed in the option agreement relating to the option, which shall not be more than five years from the date the option is granted if the optionee is a 10% Shareholder and not more than ten years from the date the option is granted if the optionee is not a 10% Shareholder. The option agreement shall state the date of the grant of the option.

          e. TIME OF EXERCISE. The Committee may, in its discretion, provide in an option agreement that an option granted under the Plan may not be exercised in whole or in part until the expiration of such period or periods of time as may be specified by the Committee; provided, however, that any such limitation on the exercise of an option contained in an option agreement may be rescinded, modified, or waived by the Committee, in its sole discretion, at any time and from time to time after the date of grant of such option so as to accelerate the time in which the option may be exercised. Except as specifically restricted by the provisions of this Section 6(e) or by the Committee in administering the Plan, any option may be exercised in whole or in part at any time and from time to time during the period commencing with the date of grant and ending upon the expiration or termination of the option. Notwithstanding the preceding sentence, any person subject to Section 16 of the Securities Act of 1934, as amended, who is granted an option shall not exercise the option in whole or in part within the six month period immediately following the date of grant unless the person agrees to hold the securities acquired upon exercise until at least six months have elapsed from the date of grant.

          f.     TERMINATION OF EMPLOYMENT

               i.     In General.  Without limiting the applicability of
Section 6(h), in the event an optionee shall cease to be employed by the Employer, a parent corporation of the Employer, or a corporation or a parent corporation or a subsidiary corporation of such corporation issuing or assuming an option in a transaction to which Code Section 424(a) applies, all options outstanding in the hands of the optionee shall terminate immediately as to any unexercised portion thereof; provided, however, that the Committee, in its discretion, subject to the provisions of Section 6(d) and Section 6(e), may permit a terminated optionee to exercise any unexercised options, at any time within three months after the effective date of the cessation of the optionee's employment with respect to the Common Shares for which such options could have been exercised (i) on the effective date of the cessation of employment, or (ii) during the three month period following such effective date; provided further, that if any cessation of employment is due to retirement with the consent of the Employer or permanent and total disability (as defined in Code Section 22(e)(3)), the optionee shall have the right, subject to the provisions of Section 6(d) and Section 6(e), to exercise the option with respect to the Common Shares for which it could have been exercised on the effective date of cessation of employment, at any time within three months after such cessation of employment due to retirement with the consent of the Employer or at any time within twelve months after such cessation of employment due to permanent and total disability.

               ii. Death. In the event of the death of an employee while in the employ of the Employer or within the period following termination of employment during which the option remains exercisable under this Section 6(f), the employee's personal representative shall have the right, subject to the provisions of Section 6(d) and Section 6(e), to exercise the option with respect to the Common Shares for which it could have been exercised on the date of death, at any time within twelve months from the date of death.

               iii. Determinations. For purposes of the Plan, whether a cessation of employment is to be considered a retirement with the consent of the Employer or due to permanent and total disability, and whether an authorized leave of absence or absence on military or government service shall be deemed to constitute termination of employment shall be determined by the Committee, which determination shall be final, conclusive, and binding. For purposes of the Plan, a termination of employment with the Company or a subsidiary corporation shall not be deemed to occur if the optionee is immediately thereafter employed with the Company or any subsidiary corporation.

          g. RECAPITALIZATION. The aggregate number of Common Shares as to which options may be granted under the Plan, the number of Common Shares covered by each outstanding option, and the price per Common Share with respect to each such option, all shall be proportionately adjusted for any increase or decrease in the number of issued Common Shares resulting from a subdivision or consolidation of shares or any other capital adjustment, the payment of a share dividend, or other increase or decrease in the Common Shares effected without receipt of consideration by the Company. In the event that, prior to the delivery by the Company of the Common Shares remaining under any outstanding option under the Plan, there shall be a capital reorganization or reclassification of the capital of the Company resulting in a substitution of other shares for the Common Shares, there shall be substituted the number of substitute shares which would have been issued in exchange for the Common Shares then remaining under the option if such Common Shares had been then issued and outstanding.

          h.     CHANGE OF CONTROL, DISSOLUTION, AND LIQUIDATION.

               i. Change of Control. For purposes of the Plan, "change of control event" shall be deemed to have occurred if:

                    (A) The Company shall become a party to an agreement of merger, consolidation, or other reorganization pursuant to which the Company will be a constituent corporation and the Company will not be the surviving or resulting corporation, or which will result in less than 50% of the outstanding voting securities of the surviving or resulting entity being owned by the former shareholders of the Company;

                    (B) The Company shall become a party to an agreement providing for the sale by the Company of all or substantially all of the Company's assets to any individual, partnership, joint venture, association, trust, corporation, or other entity ("Person") which is not a wholly-owned subsidiary of the Company;

                    (C) The Company determines in its sole discretion that any Person has become or is anticipated to become the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities, the effect of which (as determined by the Company in its sole discretion) is to take over control of the Company; or

                    (D) The Company determines that during any period of two consecutive years, individuals who, at the beginning of such period, constituted the Board of Directors of the Company, cease, for any reason, to constitute at least a majority thereof, unless the election or nomination for election for each new director was approved by the vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

               ii. Effect of a Change of Control Event. Upon the occurrence of a change of control event, the Company shall provide written notice thereof (the "Notice") to the optionees. All unvested options shall vest immediately upon delivery of the Notice to the optionees. The Company shall have the right, but not the obligation, to terminate all outstanding options as of the 30th day immediately following the date of the sending of the Notice by including a statement to such effect in the Notice. Upon delivery of the Notice and regardless of whether the Company elects to terminate the outstanding options, and subject to Section 6(d) and Section 6(e), the optionees shall have the right to immediately exercise all outstanding options in full during the 30-day period notwithstanding the other terms and conditions otherwise set forth in the Plan or in any option agreement.

               iii. Dissolution and Liquidation. In the event the Company adopts all necessary resolutions approving a plan to dissolve or liquidate the Company, the Company shall provide written notice thereof (the "Notice") to the optionees. All unvested options shall vest immediately upon delivery of the Notice to the optionees. Upon delivery of the Notice, and subject to
Section 6(d) and Section 6(e), the optionees shall have the right to immediately exercise all outstanding options in full during the 30-day period immediately following the date of the sending of the Notice notwithstanding the other terms and conditions otherwise set forth in the Plan or in any option agreement. All unexercised options outstanding as of the 30th day immediately following the date of the sending of the Notice shall terminate.

          i. ASSIGNABILITY. No option shall be assignable or transferable, except to the extent provided in Section 6(f) in the event of the death of an optionee. During the lifetime of an optionee, the option shall be exercisable only by the optionee to whom the option was granted (or, in the event of the legal incapacity or incompetency of the optionee, the optionee's legal guardian or legal representative on behalf of the optionee).

          j.     ISSUANCE OF SHARES AND COMPLIANCE WITH SECURITIES LAWS

               i. Conformity With Law. The Company shall not be required to sell or issue any Common Shares in connection with any option granted under the Plan and may postpone the issuance and delivery of certificates representing Common Shares until (a) the admission of such Common Shares to listing on any stock exchange on which Common Shares of the Company of the same class are then listed and (b) the completion of such registration or other qualification of such Common Shares under any state or federal law, rule, or regulation as the Company shall determine to be necessary or advisable, which registration or other qualification the Company shall use reasonable efforts to complete. Any person purchasing Common Shares pursuant to the Plan may be required to make such representations and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company to determine the necessity of registration of the Common Shares under the Securities Act of 1933, as amended from time to time, or any similar state statute.

               ii. Compliance with Rule 16b-3. The Plan is intended to qualify for the exemption from the short-swing profits liability imposed by
Section 16(b) under the Securities Exchange Act of 1934, as amended from time to time, provided by Rule 16b-3. To the extent any provision of the Plan or action by the Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Committee. In the event Rule 16b-3 is revised or replaced, the Committee may exercise its discretion to modify the Plan in any respect necessary to satisfy the requirements of the revised exemption or its replacement provided such modification is made in accordance with Section 8.

          k. RIGHTS AS A SHAREHOLDER. An optionee shall have no rights as a shareholder with respect to Common Shares covered by an option until the date of issuance of a certificate or certificates to the optionee and only after the purchase price of such Common Shares is fully paid. No adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate or certificates are issued.

          l. OTHER PROVISIONS. The option agreements entered into under the Plan shall contain such other provisions as the Committee shall deem advisable, provided that such provisions are not inconsistent with the terms of the Plan and Code Section 422.

     7. TERM OF PLAN. The Plan is effective on September 1, 1993, which is the date of the approval of the Plan by the unanimous written consent of the holders of the issued and outstanding Common Shares of the Company. The Plan shall terminate on August 31, 2002, or on such earlier date as the Board of Directors may determine. No option may be granted under the Plan thereafter.

     8. AMENDMENT OF THE PLAN. The Board of Directors of the Company, except any members participating in the Plan, may from time to time, alter, amend, suspend, or discontinue the Plan with respect to any Common Shares as to which options have not been granted; provided, however, that the Board of Directors may not, without further approval by the holders of a majority of the issued and outstanding Common Shares of the Company voting in person or by proxy at a duly held shareholders' meeting:

     (a) increase the maximum number of shares as to which options may be granted under the Plan (other than as provided in Section 6(g));

     (b) change the class of shares for which options may be granted under the Plan;

     (c) change the designation of the employees or class of employees eligible to receive options under the Plan;

     (d) change the provisions of Section 6(c) concerning the option price;

     (e) increase the maximum period during which options may be exercised;

     (f)     extend the term of the Plan; or

     (g)     permit the granting of options to members of the Committee.

     9. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Common Shares pursuant to options granted under the Plan will be used for general corporate purposes.

     10. NO OBLIGATION TO EXERCISE OPTION. The granting of an option under the Plan shall impose no obligation upon the optionee to exercise any such option.

     11. NO OBLIGATION TO CONTINUE EMPLOYMENT. Neither the adoption of the Plan nor the granting of an option under the Plan shall impose any obligation on the Employer to provide any specified amount of compensation to, or to continue the employment of, any optionee.

     12. APPLICABILITY OF AMENDMENTS. Without the express written consent of the Company and the optionee, no amendment, suspension, or termination of the Plan shall alter, impair, or otherwise affect any rights or obligations of the Company or an optionee with respect to any option previously granted to such optionee.

     13. WITHHOLDINGS. The Company shall have the right to require optionees or their agents to remit to the Company amounts sufficient to satisfy any federal, state or local income, employment, or other tax withholding requirements (or make other arrangements satisfactory to the Company with regard to such taxes) at such times as the Company deems necessary or appropriate for compliance with such laws.


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